                                                   Filed Pursuant to
                                                   Rule 424(b)(3)
                                                   Registration No. 333-11535




         Addendum dated December 18, 1996 to Specialty Retail Group, Inc. Prospectus dated October 21, 1996 (Registration No. 333-11535) as supplemented by Addenda dated November 3, 1996 and November 27, 1996.
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         Page 2

         The Common Stock of the Company is no longer being traded on the NASDAQ SmallCap Market. The Company expects that the Common Stock will continue to be traded on the over-the-counter market.




         Addendum dated December 18, 1996 to Specialty Retail Group, Inc. Prospectus dated October 21, 1996 (Registration No. 333-11535) as supplemented by Addendum dated November 3, 1996 and November 27, 1996
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         Page 21

         Arnold Becker and C. Anthony Wainwright are no longer directors of the Company.